Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark B. Hoffman, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 to the Quarterly Report of Commerce One, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No. 1 to the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Commerce One, Inc.

By:	/s/ Mark B. Hoffman
Name:	Mark B. Hoffman
Title:	Chief Executive Officer

Date:	June 3, 2004

I, Charles D. Boynton, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Amendment No. 1 to the Quarterly Report of Commerce One, Inc. on Form 10-Q for the fiscal quarter ended March 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Amendment No. 1 to the Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of  Commerce One, Inc.

By:	/s/ Charles D. Boynton
Name:	Charles D. Boynton
Title:	Chief Financial Officer

Date:	June 3, 2004